Exhibit 99.2 Press Release

ICBS International Corp. Acquires ICBS Global Securities, Inc. and unwinds the Inter Canadian Business Services, Ltd. Acquisition.

ICBS International Corp. (OTCBB: ICBO) announced the Acquisition of ICBS Global Securities, Inc. directly and unwinding the reverse merger agreement with Inter Canadian Business Services, Ltd. Nathan Lapkin, the newly elected President of ICBO said, "This action came about after the boards of directors mutually decided that the original merger of Inter Canadian Business Services and ICBS Global Securities wasn't yielding the synergies that were originally anticipated. However, in its place ICBS Global Securities, with its affiliate in Europe and relationships in China, will create a base on which to build a world-class brokerage business." Richard Howarth and Garth McIntosh resigned as CEO and COO respectively and as Directors. Dr. George Tsoukas also resigned as a Director.

ICBS Global Securities is an SEC registered broker-dealer that is a member of the NASD and the SIPC. The company was formed in August of 2003 and was approved by the SEC in April of 2004. ICBS Global Securities is focused on taking small to micro cap stock public in the U.S. markets and is approved to conduct investment banking and to underwrite private placements.

FORWARD LOOKING STATEMENT

The statements contained in this release and statements that the Company(s) may make orally in connection with this release are not historical fact and are forward-looking statements within the meaning of the private securities Litigation Reform Act of 1995. Actual results may differ materially from those forward-looking statements, as such statements involve risks and uncertainties that could significantly impact the Company's business and the actual outcome and results may differ materially.


CONTACT:   ICBS International Corp.
           Mr. Jerry Gruenbaum, CEO (203) 687-3332


SOURCE: ICBS International Corp.